                                                                   EXHIBIT 10.16

                           RESTRICTED STOCK AGREEMENT

      This RESTRICTED STOCK AGREEMENT (the "Agreement") is made this ___ day of _________, 20__, by and between CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation (the "Company"), and ___________ (the "Recipient").

                              W I T N E S S E T H:

      WHEREAS, the Company has adopted the Amended and Restated Corrections Corporation of America 2000 Stock Incentive Plan (the "Plan"), which authorizes the Company to award restricted shares ("Restricted Shares") of its common stock, $0.01 par value per share (the "Common Stock"), to key employees of the Company and/or its affiliates (individually, a "Restricted Stock Award"); and

      WHEREAS, the Company and Recipient wish to confirm the terms and conditions of a Restricted Stock Award to Recipient on _________, 20__ (the "Date of Award").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed between the parties hereto as follows:

      1. Definitions. Except as provided in this Agreement, or unless the context otherwise requires, the terms used herein shall have the same meaning as in the Plan.

      2. Award of Shares. Upon and subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby awards to Recipient _____ Restricted Shares of the Company's Common Stock (the "Shares").

      3. Rights; Vesting; Forfeiture. Except as otherwise provided herein, Recipient shall have full right, title and interest in the Shares to the extent such Shares have vested in accordance with subparagraph (iii) below.

            (i) During the Vesting Period (as defined below) and prior to the vesting of the Shares, the Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by Recipient. Certificates issued with respect to the Shares shall be registered in the name of Recipient and deposited by Recipient with the Company, and any such certificates shall bear an appropriate legend disclosing the restrictions imposed on the Shares hereunder and by the Plan. Upon the lapse of the restrictions applicable to the Shares, the Company shall deliver such certificates to Recipient or Recipient's legal representative, as the case may be.

            (ii) During the Vesting Period the Recipient shall have all rights of a stockholder of the Company (except as otherwise provided herein), including without limitation the right to vote and receive dividends on the Shares. If as a result of a stock dividend, stock split, recapitalization or other adjustment in the capital stock or stated capital of the Company, or as the result of a merger, consolidation, or other reorganization, the Common Stock is increased, reduced or otherwise changed and by virtue thereof, Recipient shall be entitled to new or additional or different shares, with such new or additional shares being subject to the same terms, conditions and restrictions as applicable to the Shares.

      (iii) The Shares shall vest in accordance with Schedule A attached hereto and made a part hereof, provided that Recipient is employed by the Company or an Affiliate Corporation (the "Employer") at all times following the Date of Award and prior to and on the Vesting Dates (the "Vesting Period"). If, at any time during the Vesting Period, Recipient's employment with Employer is terminated for any reason other than as a result of the death, Disability or Retirement of Recipient, all of the Shares held by such Recipient shall immediately and automatically be forfeited to the Company without monetary consideration and shall be automatically canceled and retired. If (i) Recipient shall die while in the employ or service of the Employer or within a period of three (3) months thereafter, (ii) Recipient's employment or service with the Employer shall terminate by reason of Disability, or (iii) there occurs a Change in Control, then in any such case all Shares shall become immediately vested and nonforfeitable. For the purposes of this Agreement and notwithstanding any provision(s) of the Plan or this Agreement to the contrary, subject to the preceding sentence, in the event Recipient's employment with the Employer is terminated due to Retirement (other than as the result of Recipient's death or Disability) prior to December 31, 20___, then the unvested portion of the Shares shall immediately and automatically be forfeited to the Company without monetary consideration and shall be automatically canceled and retired. In the event Recipient's employment with the Employer is terminated as a result of Retirement on or after December 31, 20___, unless earlier terminated or expired, and assuming that the applicable performance measures set forth in Schedule A have been met, the Shares shall become immediately vested and nonforfeitable. Notwithstanding the proviso in the first sentence of this Section 3(iii) and for purposes of clarity, if the Recipient's employment is terminated as a result of Retirement on or after December 31 in any given fiscal year but prior to the Vesting Date (as such term is defined in Schedule A) in such year, then the applicable portion of the Shares, if any, shall vest on the Vesting Date in the manner set forth in Schedule A despite the fact that the Recipient is no longer an employee of the Company on such Vesting Date.

      4. Share Award and Shares Subject to Plan. The Restricted Stock Award represented by this Agreement and the Shares shall be subject to, and the Company and Recipient agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof. A copy of the Plan, as amended, is attached hereto as Exhibit A and made a part hereof as if fully set out herein.

      5. Covenants and Representations of Recipient. Recipient represents, warrants, covenants and agrees with the Company as follows:

            (i) The Shares cannot be offered for sale, sold or transferred by Recipient other than pursuant to: (A) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with such laws; (B) an effective registration under the Securities Act of 1933, as amended (the "1933 Act"), or in a transaction otherwise in compliance with the 1933 Act; and (C) evidence satisfactory to the Company of compliance with the securities laws of all applicable jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws;

            (ii) The Company will be under no obligation to register (or maintain the registration of) the Shares or to comply with any exemption available for sale of the Shares without registration. The Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to sales of the Shares; and

            (iii) If applicable, a legend indicating that the Shares have not been registered under the applicable state securities laws and referring to any applicable restrictions on transferability and sale of the Shares may be placed on the certificate or certificates delivered to Recipient and any transfer agent of the Company may be instructed to require compliance therewith.

      6. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland, without regard to the conflicts of laws provisions thereof; provided, however, the Restricted Shares may not be sold except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

      7. Successors. This Agreement shall be binding upon and inure to the benefits of the heirs, legal representatives, successors and permitted assigns of the parties.

      8. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of such recipient. Any party may designate any other address to which notices shall be sent by giving notice of such address to the other parties in the same manner provided herein.

      9. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      10. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      11. Violation. Any transfer, pledge, sale, assignment or hypothecation of the Shares except in accordance with this Agreement shall be a violation of the terms hereof and shall be void and without effect.

      12. Headings. Section headings used herein are for convenience of reference only and shall not be considered in interpreting this Agreement.

      13. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      14. Counterparts. This Agreement may be executed by the signatures of each of the parties hereto, or to a counterpart of this Agreement, and all such counterparts shall collectively constitute one Agreement. Facsimile signatures shall constitute original signatures for purposes of this Agreement.

      IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

                                        CORRECTIONS CORPORATION OF AMERICA

                                        By: ____________________________________

                                        Title:__________________________________

                                        RECIPIENT:

                                        Signature:_____________________________

                                        Name (printed):________________________